Exhibit 99.1

Greif Plans to Acquire IPACKCHEM

DELAWARE, Ohio, Oct. 31, 2023 (GLOBE NEWSWIRE) --

In a release issued under the same headline earlier today by Greif, Inc. (NYSE: GEF, GEF.B), please note that, in footnote (1), "within 48 months of planned ownership" should read "within 18 months of planned ownership." The corrected release follows:

Highlights

•IPACKCHEM is a global leader in premium barrier and non-barrier jerrycans and small plastic containers
•Platform investment supports future growth in EMEA and APAC, with unique barrier technology, best-in-class facilities across five continents, and strong technical and operational management
•Favorable exposure to secular growth markets in agriculture, specialty chemicals, flavor & fragrances, and pharmaceutical & medical diagnostics
•Financial profile is immediately accretive to EBITDA margins and free cash flow
•Compelling value at 9.4x last twelve months adjusted EBITDA of $57 million and 8.4x synergized1 EBITDA of $64 million for a global leader with nearly 25% EBITDA margins and 65% cash conversion
•Planned acquisition is fully aligned with Greif’s enterprise strategy of growing into margin-accretive, resin-based products with strong circularity characteristics serving multiple end markets
Note: all financials translated based on 1.05/1.00 EUR to USD exchange rate as of October 18, 2023
(1) Estimated synergies of $7 million represent Greif low-end estimate for synergy capture within 18 months of planned ownership based on information available as of October 31, 2023; upside potential will be refined throughout that period and updates will be communicated as synergies are realized.

Transaction Overview
Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, announced today that it has entered into exclusive negotiations to acquire IPACKCHEM Group SAS, a global leader in premium barrier and non-barrier jerrycans and small plastic containers, from an affiliate of SK Capital Partners, in a cash transaction valued at $538 million. The planned transaction would be funded through available capacity in Greif’s existing credit facilities and would be expected to close by the end of the second quarter of Greif’s 2024 fiscal year, subject to prior completion of the information-consultation processes under French law and closing conditions, including regulatory clearances.

IPACKCHEM is a global market leader in the production of high performance plastic packaging. Headquartered in Paris, France, the IPACKCHEM footprint includes over 1,400 employees in 13 operating facilities located in eight countries. For the last twelve months ended September 30, 2023, IPACKCHEM generated sales of approximately $235 million and adjusted EBITDA of approximately $57 million.

A presentation containing additional information on the planned acquisition is available for review at the Greif investor relations website at https://investor.greif.com/.

“The IPACKCHEM portfolio is in perfect alignment with Greif’s strategic growth aspirations in jerrycans and other small plastics,” said Greif's President and Chief Executive Officer, Ole Rosgaard. “Its state-of-the-art facilities are located in many of the regions we already serve, leading to significant value creation opportunities. Further, IPACKCHEM allows us to enter into new and attractive geographies and end markets with a scaled position upon which we can further grow through organic investment. Greif is excited and will be eager to welcome the IPACKCHEM colleagues to our family and create lasting value together when the planned transaction is completed.”

“Over the last three decades IPACKCHEM built a global platform delivering Safe, Sustainable, and Secure packaging solutions and we are excited for our next chapter with Greif,” said Jean-Philippe Morvan, Chief Executive Officer of IPACKCHEM. “Greif’s industry expertise and customer service orientation will enhance our value proposition to our global customer base,” Jean Philippe added. “I would like to thank SK Capital for their strong partnership through our most recent phase of transformational growth.”

IPACKCHEM has been owned by SK Capital since 2021 and Stephen D’Incelli, Managing Director at SK Capital, said: “It has been a privilege to work closely with Jean-Philippe and the IPACKCHEM team and we are pleased to have helped the business execute significant organic and M&A investments to drive value creation and attract a highly complementary strategic buyer in Greif.”

Advisors
Stifel is acting as exclusive financial advisor to Greif for the planned transaction. Allen & Overy LLP, Trilegal and Pinheiro Neto Advogados are acting as legal advisors to Greif. Goldman Sachs & Co. LLC is acting as lead financial advisor to SK Capital Partners and other shareholders of IPACKCHEM, with William Blair and Company acting as co-advisor. Kirkland & Ellis is acting as legal advisor to SK Capital Partners.

About Greif, Inc.

Greif is a global leader in industrial packaging products and services and is pursuing its vision: be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, jerrycans and other small plastics, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

About IPACKCHEM
During its 35 years in the marketplace, IPACKCHEM has become an international leader in the design and manufacturing of innovative, high-performance rigid plastic barrier packaging products (containers, bottles, jerrycans) with uncompromising quality and service. IPACKCHEM takes pride in providing sustainable, secure & safe UN-certified packaging solutions technology for the transport of life enhancing chemicals.

As a Platinum EcoVadis company, IPACKCHEM participates in plastics circularity by producing barrier packaging that is 100% recyclable and can contain up to 50% post-consumer recycled polymer. Utilizing its world-class, high-efficiency manufacturing plants and AIMF technology across five continents, IPACKCHEM is committed to be the responsible solution for dangerous goods transportation not only for the crop protection chemical market, but also for the pharmaceutical, animal health and flavor & fragrances industries.

Concerning Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Greif's plans to acquire IPACKCHEM and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results, trends or guidance and statements of outlook. All forward-looking statements are based on assumptions, expectations and other information currently available to management. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. These risks and uncertainties include: the ability to successfully complete the applicable information-consultation processes in France, the ability to successfully complete the acquisition of IPACKCHEM on a timely basis, including receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the acquisition of IPACKCHEM; the satisfaction of certain conditions to the completion of the acquisition of IPACKCHEM; if the acquisition of IPACKCHEM would be completed, the ability to retain the acquired businesses' customers and employees, the ability to successfully integrate the acquired businesses into Greif's operations, and the ability to achieve the expected synergies as well as accretion in margins or cash flow; competitive pressures in Greif's various lines of business; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties with respect to tax or trade laws; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities. Greif is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of October 31, 2023. Except to the extent required by applicable law, Greif undertakes no obligation to update or revise any forward-looking statement.

Investor Relations contact information

Matt Leahy, Vice President, Corporate Development & Investor Relations / 740-549-6158 /
Matthew.Leahy@Greif.com